Exhibit (n)

EXCELSIOR FUNDS, INC.

(the “Company”)

AMENDED AND RESTATED PLAN PURSUANT TO RULE 18f-3 FOR OPERATION

OF

A MULTI-CLASS SYSTEM

I. INTRODUCTION

On February 23, 1995, the Securities and Exchange Commission (the “Commission”) adopted Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On May 19, 1995, the Board of Directors of the Company initially authorized the Company to operate a multi-class distribution structure in compliance with Rule 18f-3. This Plan is amended and restated effective as of November 16, 2000, July 30, 2004, September 23, 2004, July 28, 2005, June 16, 2006 and July 27, 2007.

II. ATTRIBUTES OF CLASSES

A.	Generally

The Company is authorized to offer two classes of shares – Shares and Institutional Shares – in each of the Money, Government Money, International, Treasury Money, Pacific/Asia and Short-Term Government Securities Funds; the Company is authorized to offer three classes of shares – Shares, Institutional Shares and Retirement Shares (“R Shares”) – in the Core Bond (formerly, the Managed Income Fund) Fund; the Company is authorized to offer three classes of shares – Shares, Institutional Shares and Advisor Shares—in the Blended Equity and Intermediate-Term Managed Income Funds; the Company is authorized to offer seven classes of shares – Shares, Institutional Shares, Advisor Shares, R Shares, Class A Shares, Class C Shares and Class Z Shares – in each of the Value and Restructuring and the Large Cap Growth Funds; the Company is authorized to offer one class of shares – Shares – for the Real Estate Fund; the Company is authorized to offer five classes of shares – Shares, Institutional Shares, Class A Shares, Class C Shares and Class Z Shares – in each of Energy and Natural Resources and the Emerging Markets Funds; and the Company is authorized to offer six classes of shares – Shares, Institutional Shares, R Shares, Class A Shares, Class C Shares and Class Z Shares – in the Small Cap Fund (each, a “Fund” and, collectively, the “Funds”).

In general, shares of each class shall initially be identical except for different expense variables (which will result in different total returns for each class), certain related rights and certain shareholder services. More particularly, the Shares, Institutional Shares, Advisor Shares, R Shares, Class A Shares, Class C Shares and Class Z Shares of a Fund shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to an administrative services plan or distribution and/or shareholder servicing plans adopted for such class, (ii) the allocation of sub-transfer agency fees as defined in the Company’s transfer agency agreement subject to reimbursement by Class A Shares, Class C Shares and Class Z Shares; and (iii) other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Directors, including a majority of the non-interested Directors; (b) the fact that (i) each class shall vote separately on any matter submitted to shareholders that pertains to an administrative services plan or distribution and/or shareholder servicing plans adopted for such class and (ii) each class shall vote separately on any matter submitted to shareholders that pertains to the class expenses borne by such class; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares of the Funds; and (e) the different shareholder services relating to each class of shares.

B.	Class Arrangements

The following summarizes the maximum front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, administrative services fees, conversion features, exchange privileges and other shareholder services, if any, applicable to each class of the Company. Additional details regarding such fees and services are set forth in the relevant Fund’s current prospectus and statement of additional information.

1.	Shares Class

(a.)	Shareholder Servicing

Shares of a Fund shall initially be available for purchase directly by individuals or by institutions. Shares of a Fund shall be offered without a sales charge.

Shares of a Fund shall initially be subject to a fee payable to United States Trust Company of New York, U.S. Trust Company, N.A., their affiliates and correspondent banks, and other institutions (collectively, “Shareholder Organizations”) pursuant to the Administrative Services Plan (“Services Plan”) adopted for that class which shall not exceed .25% (on an annual basis), of the average daily net asset value of a Fund’s Shares held by customers of such Shareholder Organizations.

Shareholder services provided under the Services Plan adopted for the class may include: (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem shares; and (iii) providing periodic statements.

(b.)	Exchange Privileges

Investors shall initially be permitted to exchange, without an exchange fee imposed by the Company, their Shares in a Fund for: (i) Shares of another investment portfolio offered by the Company; (ii) Shares of any investment portfolio offered by Excelsior Tax-Exempt Funds, Inc.; and (iii) Shares of any investment portfolio offered by Excelsior Funds Trust.

(c.)	Other Shareholder Services

Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of the Company and described in the then-current prospectus for such shares of a Fund.

2.	Institutional Shares Class

(a.)	Shareholder Servicing

Institutional Shares of a Fund shall initially be available for purchase directly by institutions. Institutional Shares of a Fund shall be offered without a sales charge.

Institutional Shares of a Fund shall initially be subject to a fee payable to Shareholder Organizations pursuant to the Services Plan adopted for that class which shall not exceed .15% (.25% with respect to the Value and Restructuring, Emerging Markets, Core Bond and Large Cap Growth Funds) (on an annual basis) of the average daily net asset value of the Fund’s Institutional Shares held by customers of such Shareholder Organizations.

Shareholder services provided under the Services Plan adopted for the class may include (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem shares; and (iii) providing periodic statements.

(b.)	Exchange Privileges

Holders of Institutional Shares generally shall initially be permitted to exchange, without an exchange fee imposed by the Company, their Institutional Shares in a Fund for Institutional Shares of any portfolio of the Company or for Institutional Shares of any investment portfolio offered by Excelsior Funds Trust.

(c.)	Other Shareholder Services

Institutional Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of the Company and described in the then-current prospectus for such shares of a Fund.

3.	Advisor Shares Class

(a.)	Shareholder Servicing/Distribution

Advisor Shares of a Fund shall initially be available for purchase by financial intermediaries, such as financial planners and investment advisers, to participants in employer-sponsored contribution plans and to investors maintaining certain qualified accounts at financial institutions and certain other institutional investors. Advisor Shares of a Fund shall be offered without a sales charge.

Advisor Shares shall be subject to a fee payable pursuant to a Distribution Plan adopted for that class which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund’s outstanding Advisor Shares. Payments under the Distribution Plan will be used to compensate the Company’s distributor for its services which are intended to result in the sale of Advisor Shares.

Advisor Shares of a Fund shall initially be subject to a fee payable to Shareholder Organizations pursuant to the Services Plan adopted for that class which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund’s Advisor Shares held by customers of such Shareholder Organizations.

Shareholder services provided under the Services Plan adopted for the class may include (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem shares; and (iii) providing periodic statements.

(b.)	Exchange Privileges

Holders of Advisor Shares generally shall initially be permitted to exchange, without an exchange fee imposed by the Company, their Advisor Shares in a Fund for Shares of the Blended Equity, Large Cap Growth, Value and Restructuring and Intermediate-Term Managed Income Funds.

(c.)	Other Shareholder Services

Advisor Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of the Company and described in the then-current prospectus for such shares of a Fund.

4.	R Shares Class

(a.)	Shareholder Servicing/Distribution

R Shares of a Fund shall be available for purchase by 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans, defined benefit plans and non-qualified deferred compensation plans where plan level or omnibus accounts are held on the books of a Fund (“group retirement plans”). While there is no limit in the size of a group retirement plan that may purchase R Shares, R Shares generally are offered to smaller group retirement plans (typically that have plan assets of $10 million or less). R Shares of a Fund shall be offered without a sales charge.

R Shares shall be subject to a fee payable pursuant to the Distribution Plan adopted for that class at the annual rate of 0.50% of the average daily net assets, limited to actual costs incurred, of such shares. Payments under the Distribution Plan will be used to reimburse the Company’s distributor for costs and expenses incurred in providing services relating to the offering and the sale of R Shares.

R Shares of a Fund shall initially be subject to a fee payable pursuant to the Administrative Services Plan adopted for such R Shares which shall not initially exceed .25% (on an annual basis) of the average daily net asset value of the Fund’s R Shares held by customers of 401(k) plans that have entered into agreements with the Company pursuant to such Plan.

Shareholder services provided under the Administrative Services Plan may include: (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem R Shares; and (iii) providing periodic statements.

(b.)	Exchange Privileges

Holders of R Shares generally shall initially be permitted to exchange, without an exchange fee imposed by the Company, their R Shares for R Shares of any portfolio of the Company or Excelsior Funds Trust.

(c.)	Other Shareholder Services

R Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of the Company and described in the then-current prospectus for such shares of a Fund.

5.	Class A Shares

(a.)	Maximum Initial Sales Charge

Class A Shares of a Fund have a maximum initial sales charge of 5.75% on purchases.

(b.)	Contingent Deferred Sales Charge

Class A Shares of a Fund have a contingent deferred sales charge of 1.00% for shares purchased in amounts greater than $1 million and redeemed within one year of such purchase

(c.)	Maximum Rule 12b-1 Distribution/Shareholder Servicing Fees

Pursuant to a Shareholder Servicing and Distribution Plan adopted under Rule 12b-1 under the 1940 Act, Class A Shares of a Fund may pay a combined shareholder servicing and distribution fee of up to 0.25% of the average daily net assets of such shares.

(d.)	Exchange Privileges

Class A Shares of a Fund shall have such exchange privileges, if any, as are determined by or ratified by the Board of the Company and described in the then-current prospectus for such shares of the Fund.

(e.)	Other Shareholder Services

Class A Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of the Company and described in the then-current prospectus for such shares of a Fund.

6.	Class C Shares

(a.)	Contingent Deferred Sales Charge

Class C Shares of a Fund have a contingent deferred sales charge of 1.00%. if redeemed within one year of purchase. Such contingent deferred sales charge is eliminated after one year of purchase.

(b.)	Maximum Rule 12b-1 Distribution Fees

Pursuant to a Distribution Plan adopted under Rule 12b-1 under the 1940 Act, Class C Shares of a Fund may pay a distribution fee of up to 0.75% of the average daily net assets of such shares.

(c.)	Maximum Shareholder Servicing Fees

Pursuant to a Shareholder Servicing Plan, Class C Shares of a Fund may pay shareholder servicing fees of up to 0.25% of the average daily net assets of such shares.

(d.)	Exchange Privileges

Class C Shares of a Fund shall have such exchange privileges, if any, as are determined by or ratified by the Board of the Company and described in the then-current prospectus for such shares of the Fund.

(e.)	Other Shareholder Services

Class C Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of the Company and described in the then-current prospectus for such shares of a Fund.

7.	Class Z Shares

(a.)	Exchange Privileges

Class Z Shares of a Fund shall have such exchange privileges, if any, as are determined by or ratified by the Board of the Company and described in the then-current prospectus for such shares of the Fund.

(b.)	Other Shareholder Services

Class Z Shares of a Fund shall have such shareholder services, if any, as are determined by or ratified by the Board of the Company and described in the then-current prospectus for such shares of a Fund.

C.	Methodology for Allocation Expenses Among Classes

Class-specific expenses of a Fund shall be allocated to the specific class of shares of the Fund. Non-class-specific expenses of a Fund shall be allocated in accordance with paragraph (c) of Rule 18f-3.